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                                                                      Exhibit 23

PRICEWATERHOUSECOOPERS

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                                                      PricewaterhouseCoopers LLP
                                                      1670 Broadway
                                                      Suite 1000
                                                      Denver CO  80202-4870
                                                      Telephone (720) 931-7000
                                                      Facsimile (720) 931-7100


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

Re:  Johns Manville Corporation Registrations:
       On Form S-8 (File No. 33-29389)
       and Form S-8 (File No. 333-06313)
       and Form S-8 (File No. 333-06321)
       and Form S-8 (File No. 333-06375)
       and Form S-8 (File No. 333-24253)
       and Form S-8 (File No. 333-31007)

We hereby consent to the incorporation by reference in the above referenced Registration Statements of our report dated June 19, 2000 relating to the financial statements of Johns Manville Employees 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

June 26, 2000